UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
February 22, 2007
Date of Report (Date of earliest event reported)
EMDEON CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	0-24975	94-3236644

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
669 River Drive, Center 2
Elmwood Park, New Jersey 07407-1361
(Address of principal executive offices, including zip code)
(201) 703-3400
(Registrant’s telephone number, including area code)
(Former name or address, if changed since last report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition
     On February 22, 2007, we issued a press release announcing our results for the quarter ended December 31, 2006. A copy of the press release is attached as Exhibit 99.1 to this Current Report. Exhibit 99.2 to this Current Report contains the financial tables that accompanied the press release. Exhibit 99.4 to this Current Report contains an Annex to the press release (and related attachments) entitled “Explanation of Non-GAAP Financial Measures.” Exhibits 99.1, 99.2 and 99.4 are being “furnished” and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”), nor shall any of those exhibits be deemed incorporated by reference in any filing under the Securities Act of 1933 (the “Securities Act”) or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.
Item 7.01. Regulation FD Disclosure
     Exhibit 99.3 to this Current Report includes forward-looking financial information that accompanied the press release furnished as Exhibit 99.1 and that is expected to be discussed on the previously announced conference call with investors and analysts to be held by Emdeon at 4:45 p.m., Eastern time, today (February 22, 2007). The call can be accessed at www.emdeon.com (in the About Emdeon section) at that time. A replay of the call will be available at the same web address. Exhibit 99.3 is being “furnished” and shall not be deemed “filed” for purposes of Section 18 of the Exchange Act, nor shall it be deemed incorporated by reference in any filing under the Securities Act or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.
Item 9.01. Financial Statements and Exhibits
     (d) Exhibits. The following exhibits are furnished herewith:
99.1	Press Release, dated February 22, 2007, regarding the Registrant’s results for the quarter ended December 31, 2006

99.2	Financial Tables accompanying Exhibit 99.1

99.3	Financial Guidance Summary accompanying Exhibit 99.1

99.4	Annex A to Exhibits 99.1 through 99.3

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

EMDEON CORPORATION

Dated: February 22, 2007	By:	/s/ Lewis H. Leicher

Lewis H. Leicher
Senior Vice President

EXHIBIT INDEX

Exhibit
Number	Description
99.1	Press Release, dated February 22, 2007, regarding the Registrant’s results for the quarter ended December 31, 2006

99.2	Financial Tables accompanying Exhibit 99.1

99.3	Financial Guidance Summary accompanying Exhibit 99.1

99.4	Annex A to Exhibits 99.1 through 99.3

4